Exhibit 99.1

Table 1 – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Trans- action Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3. Trans- action Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Owner- ship Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Owner- ship (Instr. 4)
			Code (P) or (S)	V	Amount	(A) or (D)	Price

Class A Common Stock(1)(2)(3)	06/05/2020		S		275	D	$32.5718	10,469,816(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	06/05/2020		S		275	D	$32.5718	10,469,541(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	06/23/2020		P		2,000	A	$28.5577	10,380,814(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	06/23/2020		S		2,000	D	$28.5577	10,378,814(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	07/21/2020		P		4,348	A	$28.5542	10,383,193(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	07/21/2020		S		4,348	D	$28.5542	10,378,845(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	07/27/2020		P		200	A	$27.2200	10,379,116(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	07/27/2020		S		200	D	$27.2200	10,378,916(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/10/2020		P		4,327	A	$28.0200	10,383,274(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/10/2020	S		4,327	D	$28.0200	10,378,947(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/13/2020	P		1,000	A	$27.5000	8,879,998(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/13/2020	S		1,000	D	$27.5000	8,878,998(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/14/2020	P		8,200	A	$30.8693	8,662,163(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	08/14/2020	S		8,200	D	$30.8693	8,653,963(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	12/03/2020	P		259	A	$48.0000	2,327,511.1788(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	12/03/2020	S		259	D	$48.0000	2,327,252.1788(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	01/25/2021	P		3,000	A	$70.0000	2,331,137.1033(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	01/25/2021	S		3,000	D	$70.0000	2,328,137.1033(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	02/08/2021	P		259	A	$73.3300	2,327,668.1033(4)	I	See Footnote(4)

Class A Common Stock(1)(2)(3)	02/08/2021	S		259	D	$73.3300	2,327,409.1033(4)	I	See Footnote(4)

Class A Common Stock(3)(5)	02/25/2021	G	V	613,000	D	$0	1,714,375.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	S		18	D	$69.1100	1,714,749.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	S	100	D	$69.1200	1,714,649.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	S	398	D	$69.1800	1,714,251.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	S	2	D	$69.2100	1,714,249.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	S	253	D	$69.2300	1,713,996.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	02/26/2021	P	771	A	$68.3500	1,714,767.1033(4)	I	See Footnote(4)

Class A Common Stock(2)(3)	03/02/2021	S	1,714,001	D	$72.8000	274.1033(4)	I	See Footnote(4)

Class A Common Stock						734(4)	D

Explanation of Responses:

*	If the form is filed by more than one reporting person, see Instruction 4(b)(v).
**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

1.

These transactions in Class A common stock (the “Common Stock”) of Sprout Social, Inc. (the “Issuer”) have not previously been reported on Form 4 and were effected by Goldman Sachs & Co. LLC (“Goldman Sachs”) acting as agent on behalf of an international affiliate that had entered into riskless principal trades in connection with client trade facilitation in the ordinary course of its business.

2.

Without conceding riskless principal trades in connection with client trade facilitation in the ordinary course of business can result in liability under Section 16(b), the amount of profit potentially recoverable by the Issuer from the reported transactions in the event that they were subject to Section 16(b) will be remitted to the Issuer.

3.

The Reporting Person is a managing director of Goldman Sachs. Goldman Sachs is a direct subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). The Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, or for any other purpose.

4.

Goldman Sachs and GS Group may be deemed to beneficially own 274.1033 shares of Common Stock and 6,420 Restricted Stock Units (“RSUs”) granted to the Reporting Person. The RSUs will vest on the earlier of (i) the day immediately preceding the date of the first annual meeting of the Issuer’s stockholders following the date of the grant and (ii) the first anniversary of the date of grant. Each RSU represents a contingent right to receive one share of Common Stock of the Issuer and has no expiration date. The Reporting Person beneficially owns directly 734 shares of Common Stock.

5.	This transaction represents a donation of shares of the Issuer’s Common Stock to a charity.